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                                                                    Exhibit 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Stillwater Mining Company of our report dated February 28, 1998 appearing on page 31 of Stillwater Mining Company's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the references to us under the headings "Experts" in such Prospectus.

/s/ PRICEWATERHOUSECOOPERS LLP

Denver, Colorado
October 12, 1998